Exhibit 99.1

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

COMPANY CONTACTS:

Kenneth H. Traub
President and Chief Executive Officer
Tel. (609) 632-0800
KTRAUB@ABNH.COM

Mark J. Bonney
Executive Vice President and Chief Financial Officer
Tel. (609) 632-0800
MBONNEY@ABNH.COM

AMERICAN BANK NOTE HOLOGRAPHICS REPORTS
SECOND QUARTER 2006 FINANCIAL RESULTS

Robbinsville, NJ — August 11, 2006 — American Bank Note Holographics, Inc.  (“ABNH” or the “Company”) (OTC Bulletin Board: ABHH) a world leader in the origination, production, and marketing of holograms for security applications, today announced financial results for the second quarter and six months ended June 30, 2006.

Sales in the second quarter of 2006 totaled $8.4 million, compared with $6.9 million in the second quarter of 2005, an increase of $1.5 million or 22%. Sales in the first six months of 2006 totaled $18.4 million compared to $13.3 million in the comparable period in 2005, a $5.1 million or 38% increase.

The Company reported net income of $1.0 million or $0.05 per share in the second quarter of 2006 compared to net income of $0.5 million or $0.02 per share in the second quarter of 2005. For the six months ended June 30, 2006 net income amounted to $2.0 million or $0.10 per share compared to $1.1 million or $0.06 per share in the comparable prior year period.

As previously reported, certain shipments of Visa HoloMag™ totaling approximately $2.3 million that were completed and invoiced during the quarter ended March 31, 2006 were not recognized as revenue in that quarter as collection of those amounts were not considered probable at that time as a result of the Visa decision to discontinue their HoloMag implementation.  Approximately $0.9 million of those amounts were collected and recognized as revenue in the second quarter. The increase in net income in the second quarter principally resulted from the increased revenue (including the Visa HoloMag revenue which had no corresponding cost of goods sold as those costs were recorded in the first quarter when the product shipped) and the reduction of costs as a result of a negotiated settlement with a vendor partially offset by the write-off of overhead and other costs as a result of the Visa decision as well as higher research and development costs for the invention and development of a second generation HoloMag product. Additionally impacting net income and earnings per share was the adoption by the Company of Financial Accounting Standards Board Statement No. 123(R) effective January 1, 2006, using the modified-prospective transition method described in the Statement.  Under this method, the Company is required to recognize compensation expense for all stock awards granted after the adoption and for the unvested portion of previously granted awards that remain outstanding as of the adoption date.  Accordingly, we recorded compensation expense in the three months ended June 30, 2006 of $0.3 million.

Kenneth H. Traub, President and CEO of ABNH, commented, “We are delighted to report strong financial results for the second quarter along with continued commercial achievements.  The results of the second quarter reflected increased sales of Visa Dove and Mini Dove holograms worldwide, as well as continued deployment of HoloMag with other customers.  The sales increase also reflected a further penetration in the product authentication market this quarter.  We are also starting to see the benefits of the facility consolidation in terms of improved operational efficiency.”

Mr. Traub continued, “We have devoted a great deal of attention to addressing the phenomenon of electro-static discharge (“ESD”), and we have developed innovative solutions to address the very limited instances of ESD that resulted from the use of HoloMag in certain ESD vulnerable payment terminals. The two most noteworthy solutions that ABNH developed include: (1) terminal treatment cards, and (2) a second generation HoloMag product.  The terminal treatment cards that ABNH developed incorporate an electro-static dissipative agent that helps to insulate a vulnerable terminal from ESD. Our second generation HoloMag product incorporates ABNH’s patent pending invention for significant reduction of ESD.  Our testing shows that our second generation HoloMag product generally exhibits no more ESD than a standard black magnetic stripe. We are now offering the second generation HoloMag to our customers and expect to begin shipping the product in limited quantities this year.”

About American Bank Note Holographics, Inc.

American Bank Note Holographics is a world leader in the origination, production, and marketing of holograms.    The Company’s products are used primarily for security applications such as counterfeiting protection of transaction cards, identity documents, documents of value, pharmaceuticals and other consumer and industrial products. The Company’s headquarters is in Robbinsville, NJ. For more information, visit www.abnh.com.

# # #

ABNH Forward-Looking Statement

Certain statements contained in this release, including without limitation, statements containing the words “believes,” “intends,” “expects,” “anticipates,” and words of similar import, constitute “forward-looking statements” within the meaning of the private securities litigation reform act of 1995.  Such forward-looking statements are based on current management expectations. Numerous factors, including those disclosed herein, those related to transaction card industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005), may cause results to differ materially from those anticipated in the forward-looking statements.  Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

This release and prior releases are available on the ABNH website at www.abnh.com.

-Financial Tables to Follow-

ABNH REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS/4

AMERICAN BANK NOTE HOLOGRAPHICS, INC.
BALANCE SHEETS - UNAUDITED
(In thousands, except share data)

	June 30, 2006	December 31, 2005

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,413	$9,114
Accounts receivable, net of allowance for doubtful accounts of $500 and $500	4,732	6,019
Inventories, net	2,258	2,940
Deferred income taxes, net	2,756	2,968
Prepaid expenses and other	110	331
Income tax receivable	329	401
Total current assets	23,598	21,773
MACHINERY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS—Net of accumulated depreciation and amortization of $9,240 and $8,852	6,489	7,224
DEFERRED INCOME TAXES, NET	—	411
OTHER ASSETS	66	76
TOTAL ASSETS	$30,153	$29,484

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILTIES:
Accounts payable	$2,908	$3,820
Accrued expenses	3,291	3,834
Customer advances	325	204
Income taxes payable	—	359
Total current liabilities	6,524	8,217
LONG-TERM LIABILTIES	1,646	1,957
Total liabilities	8,170	10,174

COMMITMENTS AND CONTINGENCIES
STOCKHOLDRS’ EQUITY:
Preferred stock, authorized 5,000,000 shares; no shares issued or outstanding	—	—
Common stock, par value $.01 per share, authorized 40,000,000 shares; issued and outstanding 18,905,580 shares and 18,715,469 shares	189	187
Additional paid-in capital	25,303	24,729
Unearned compensation on restricted stock	—	(96)
Accumulated deficit	(3,509)	(5,510)
Total Stockholders’ Equity	21,983	19,310
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,153	$29,484

ABNH REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS/5

AMERICAN BANK NOTE HOLOGRAPHICS, INC.
STATEMENTS OF OPERATIONS - UNAUDITED
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
REVENUE:
Sales	$8,370	$6,857	$18,358	$13,257
Royalty income	—	—	—	10
Total revenue	8,370	6,857	18,358	13,267

COSTS AND EXPENSES:
Cost of goods sold, excluding depreciation and amortization	3,759	3,161	8,595	5,960
Selling and administrative	2,366	2,213	5,131	4,131
Research and development	479	308	936	581
Depreciation and amortization	224	277	451	628
Facility consolidation	74	215	114	322
Total costs and expenses	6,902	6,174	15,227	11,622

Operating income	1,468	683	3,131	1,645

OTHER INCOME:
Interest	117	68	204	122

INCOME BEFORE PROVISION FOR INCOME TAXES	1,585	751	3,335	1,767

PROVISION FOR INCOME TAXES	634	301	1,334	707

NET INCOME	$951	$450	$2,001	$1,060

NET INCOME PER SHARE:
Basic	$0.05	$0.02	$0.11	$0.06
Diluted	$0.05	$0.02	$0.10	$0.06

WEIGHTED AVERAGE NUMBER OF SHARES:
Basic	18,889	18,550	18,858	18,533
Diluted	19,359	19,402	19,636	19,255